Exhibit 99.5

SERVE OPERATING CO.

CONSOLIDATED BALANCE SHEETS

UNAUDITED

	June 30,	December 31,
	2023	2022
ASSETS
Current assets:
Cash	$18,912	$2,715,719
Accounts receivable	-	23,697
Inventory	622,966	618,262
Prepaid expenses	65,086	81,339
Deferred offering costs	352,617	-
Total current assets	1,059,581	3,439,017
Property and equipment, net	2,445,148	3,376,427
Right of use asset	1,003,574	1,215,968
Deposits	512,659	512,659
Total assets	$5,020,962	$8,544,071

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$866,904	$162,034
Accrued liabilities	63,840	37,434
Note payable, current	1,000,000	1,000,000
Note payable - related party, net	335,160	-
Convertible notes payable, net of debt discount	2,655,949	-
Derivative liability	601,000	-
Right of use liability, current portion	556,124	483,186
Lease liability, current portion	2,271,144	2,214,348
Total current liabilities	8,350,121	3,897,002
Note payable, net of current portion	722,767	1,214,600
Simple agreements for future equity	17,054,609	13,150,745
Restricted stock award liability	157,271	162,747
Right of use liability	399,649	708,143
Lease liability	687,836	1,862,980
Total liabilities	27,372,253	20,996,217

Commitments and contingencies (Note 10)

Stockholders’ equity (deficit):
Series Seed preferred stock, $0.00001 par value; 4,008,079 shares authorized, 3,847,756 shares issued and outstanding as of both June 30, 2023 and December 31, 2022	38	38
Series Seed-1 preferred stock, $0.00001 par value; 3,037,227 shares authorized, issued and outstanding as of both June 30, 2023 and December 31, 2022	30	30
Series Seed-2 preferred stock, $0.00001 par value; 2,599,497 shares authorized, issued and outstanding as of both June 30, 2023 and December 31, 2022	26	26
Series Seed-3 preferred stock, $0.00001 par value; 445,347 shares authorized, issued and outstanding as of both June 30, 2023 and December 31, 2022	4	4
Common stock, $0.00001 par value; 21,200,000 shares authorized, 8,612,580 and 8,913,072 shares issued and 8,127,433 and 8,495,771 shares outstanding as of June 30, 2023 and December 31, 2022, respectively	81	85
Additional paid-in capital	31,441,776	31,234,035
Subscription receivable	(168,223)	(165,719)
Accumulated deficit	(53,625,023)	(43,520,645)
Total stockholders’ equity (deficit)	(22,351,291)	(12,452,146)
Total liabilities and stockholders’ equity (deficit)	$5,020,962	$8,544,071

See accompanying notes to consolidated financial statements.

1

SERVE OPERATING CO.

CONSOLIDATED STATEMENTS OF OPERATIONS

UNAUDITED

	Six Months Ended
	June 30,
	2023	2022

Revenues	$102,261	$27,356
Cost of revenues	758,628	379,681
Gross loss	(656,367)	(352,325)

Operating expenses:
General and administrative	1,986,806	1,713,452
Operations	1,114,335	874,407
Research and development	4,208,634	6,013,467
Sales and marketing	362,718	278,098
Total operating expenses	7,672,493	8,879,424

Loss from operations	(8,328,860)	(9,231,749)

Other income (expense), net:
Interest expense, net	(538,606)	(14,917)
Change in fair value of simple agreements for future equity	(1,236,912)	4,506
Total other income (expense), net	(1,775,518)	(10,411)

Provision for income taxes	-	-
Net loss	$(10,104,378)	$(9,242,160)

Weighted average common shares outstanding - basic and diluted	8,311,602	8,701,369
Net loss per common share - basic and diluted	$(1.22)	$(1.06)

See accompanying notes to consolidated financial statements.

2

SERVE OPERATING CO.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

UNAUDITED

	Series Seed		Series Seed-1		Series Seed-2		Series Seed-3				Additional			Total
	Preferred Stock		Preferred Stock		Preferred Stock		Preferred Stock		Common Stock		Paid-in	Subscription	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Receivable	Deficit	Equity (Deficit)

Balances at December 31, 2021	3,527,110	$35	3,037,227	$30	2,599,497	$26	445,347	$4	8,850,184	$89	$29,985,728	$-	$(21,665,518)	$8,320,395
Issuance of Series Seed preferred stock	320,646	3	-	-	-	-	-	-	-	-	999,996	-	-	999,999
Restricted stock awards repurchased	-	-	-	-	-	-	-	-	(297,630)	(3)	3	-	-	-
Warrants issued in connection with note payable	-	-	-	-	-	-	-	-	-	-	49,000	-	-	49,000
Stock-based compensation	-	-	-	-	-	-	-	-	-	-	20,083	-	-	20,083
Net loss	-	-	-	-	-	-	-	-	-	-	-	-	(9,242,160)	(9,242,160)
Balances at June 30, 2022	3,847,756	$38	3,037,227	$30	2,599,497	$26	445,347	$4	8,552,554	$86	$31,054,810	$-	$(30,907,678)	$147,317

Balances at December 31, 2022	3,847,756	$38	3,037,227	$30	2,599,497	$26	445,347	$4	8,495,771	$85	$31,234,035	$(165,719)	$(43,520,645)	$(12,452,146)
Vested restricted stock purchased with recourse notes	-	-	-	-	-	-	-	-	7,020	-	6,869	(2,504)	-	4,365
Restricted stock awards repurchased	-	-	-	-	-	-	-	-	(375,358)	(4)	-	-	-	(4)
Stock-based compensation	-	-	-	-	-	-	-	-	-	-	200,872	-	-	200,872
Net loss	-	-	-	-	-	-	-	-	-	-	-	-	(10,104,378)	(10,104,378)
Balances at June 30, 2023	3,847,756	$38	3,037,227	$30	2,599,497	$26	445,347	$4	8,127,433	$81	$31,441,776	$(168,223)	$(53,625,023)	$(22,351,291)

See accompanying notes to consolidated financial statements.

3

SERVE OPERATING CO.

CONSOLIDATED STATEMENTS OF CASH FLOWS

UNAUDITED

	Six Months Ended
	June 30,
	2023	2022
Cash flows from operating activities:
Net loss	$(10,104,378)	$(9,242,160)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	931,279	20,392
Stock-based compensation	200,872	20,083
Change in fair value of simple agreements for future equity	1,236,912	(4,506)
Amortization of debt discount	466,706	6,444
Interest on recourse loan	(2,504)	-
Changes in operating assets and liabilities:
Accounts receivable	23,697	(12,640)
Inventory	(4,704)	(4,746,976)
Prepaid expenses	16,253	(32,907)
Accounts payable	704,870	(85,741)
Accrued liabilities	(36,045)	-
Right of use liabilities, net	(23,163)	125,068
Net cash used in operating activities	(6,590,205)	(13,952,943)
Cash flows from investing activities:
Purchase of property and equipment	-	(83,662)
Deposits	-	(389,636)
Net cash used in investing activities	-	(473,298)
Cash flows from financing activities:
Proceeds from simple agreement for future equity	2,666,953	10,585,001
Proceeds from note payable	-	2,500,000
Proceeds from convertible note payable	2,798,410	-
Proceeds from note payable, related party	399,000	-
Repayments of note payable	(500,000)	-
Repayment of lease liability financing	(1,118,348)	-
Deferred offering costs	(352,617)	-
Issuance of Series Seed preferred stock	-	999,999
Net cash provided by financing activities	3,893,398	14,085,000
Net change in cash and cash equivalents	(2,696,807)	(341,241)
Cash and cash equivalents at beginning of period	2,715,719	7,965,861
Cash and cash equivalents at end of period	$18,912	$7,624,620

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$-	$-
Cash paid for interest	$79,866	$-

Supplemental disclosure of non-cash investing and financing activities:
Vested restricted stock purchased with recourse notes	$6,869	$-
Derivative liability in connection with convertible note	$601,000	$-
Debt discount issued as accrued liability	$63,840	$-
Warrants issued in connection with note payable	$-	$49,000

See accompanying notes to consolidated financial statements.

4

SERVE OPERATING CO.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

UNAUDITED

1. NATURE OF OPERATIONS

Serve Operating Co. (formerly known as Serve Robotics, Inc.) (the “Company” or “Serve”) is a corporation formed on January 15, 2021 under the laws of the State of Delaware. The Company is developing next generation robots for last-mile delivery services. The Company is headquartered in Redwood City, California.

In February 2021, the Company entered into a contribution and license agreement with Postmates, LLC, a Delaware limited liability company (“Postmates”). Pursuant to the agreement, Postmates transferred over certain contracts and agreements, intellectual property and patents and hardware and equipment to the Company. As the contribution was without consideration, the agreement did not have any effect on the Company’s consolidated financial statements.

On July 31, 2023, the board of directors of Patricia Acquisition Corp., a Delaware corporation (“Patricia”) and all of its pre-Merger stockholders approved a restated certificate of incorporation, which was effective upon its filing with the Secretary of State of the State of Delaware on July 31, 2023, and through which Patricia changed its name to “Serve Robotics Inc.”

On July 31, 2023, Patricia’s wholly-owned subsidiary, Serve Acquisition Corp., a corporation formed in the State of Delaware on July 10, 2023 (“Acquisition Sub”), merged with and into the Company. Pursuant to this transaction (the “Merger”), the Company was the surviving corporation and became Patricia’s wholly owned subsidiary, and all of the outstanding stock of Serve was converted into shares of Patricia’s common stock. All of Serve’s outstanding warrants and options were assumed by Patricia. Following the consummation of the Merger, Serve changed its name to “Serve Operating Co.”

As a result of the Merger, Patricia acquired the business of Serve and will continue the existing business operations of Serve as a public reporting company under the name Serve Robotics Inc. In accordance with “reverse merger” or “reverse acquisition” accounting treatment, the Company was determined the accounting acquirer. Patricia’s historical financial statements before the Merger will be replaced with the historical financial statements of Serve before the Merger in future filings with the SEC.

2. GOING CONCERN

The Company has evaluated whether there are certain conditions and events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the consolidated financial statements are issued.

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has sustained net losses of $10,104,378 and $9,242,160 for the six months ended June 30, 2023 and 2022, respectively and has negative cash flow from operations for the six months ended June 30, 2023 and 2022. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The Company’s ability to continue as a going concern for the next twelve months is dependent upon its ability to generate sufficient cash flows from operations to meet its obligations, which it has not been able to accomplish to date, and/or to obtain additional capital financing. No assurance can be given that the Company will be successful in these efforts. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (“GAAP”). The Company’s fiscal year is December 31.

5

SERVE OPERATING CO.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
UNAUDITED

Principles of Consolidation

These consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary Serve Robotics Canada Inc. All inter-company transactions and balances have been eliminated on consolidation.

Unaudited Interim Financial Information

The unaudited interim consolidated financial statements and related notes have been prepared in accordance with U.S. GAAP for interim financial information, within the rules and regulations of the United States Securities and Exchange Commission (the “SEC”). Certain information and disclosures normally included in the annual consolidated financial statements prepared in accordance with U.S. GAAP have been condensed or omitted pursuant to such rules and regulations. The unaudited interim consolidated financial statements have been prepared on a basis consistent with the audited financial statements and in the opinion of management, reflect all adjustments, consisting of only normal recurring adjustments, necessary for the fair presentation of the results for the interim periods presented and of the financial condition as of the date of the interim balance sheet. The financial data and the other information disclosed in these notes to the interim consolidated financial statements related to the six-month periods are unaudited. Unaudited interim results are not necessarily indicative of the results for the full fiscal year. These unaudited interim consolidated financial statements should be read in conjunction with the consolidated financial statements of the Company for the periods ended December 31, 2022 and 2021 and notes thereto that are included in the Company’s Form 8-K filed on August 4, 2023.

Use of Estimates

The preparation of the Company’s consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Significant estimates and assumptions reflected in these consolidated financial statements include, but are not limited to, the valuations of common stock and options. The Company bases its estimates on historical experience, known trends and other market-specific or other relevant factors that it believes to be reasonable under the circumstances. On an ongoing basis, management evaluates its estimates when there are changes in circumstances, facts and experience. Changes in estimates are recorded in the period in which they become known. Actual results could differ from those estimates.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents. The Company generally maintains balances in various operating accounts at financial institutions that management believes to be of high credit quality, in amounts that may exceed federally insured limits. The Company has not experienced any losses related to its cash and cash equivalents and does not believe that it is subject to unusual credit risk beyond the normal credit risk associated with commercial banking relationships. At June 30, 2023 and December 31, 2022, all of the Company’s cash and cash equivalents were held at one accredited financial institution. As of June 30, 2023 and December 31, 2022, the Company had $0 and $2,465,719 in excess of insured amounts, respectively.

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturities of six months or less at the date of purchase to be cash equivalents.

Fair Value Measurements

Certain assets and liabilities of the Company are carried at fair value under GAAP. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. Financial assets and liabilities carried at fair value are to be classified and disclosed in one of the following three levels of the fair value hierarchy, of which the first two are considered observable and the last is considered unobservable:

●	Level 1—Quoted prices in active markets for identical assets or liabilities.

6

SERVE OPERATING CO.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
UNAUDITED

●	Level 2—Observable inputs (other than Level 1 quoted prices), such as quoted prices in active markets for similar assets or liabilities, quoted prices in markets that are not active for identical or similar assets or liabilities, or other inputs that are observable or can be corroborated by observable market data.

●	Level 3—Unobservable inputs that are supported by little or no market activity that are significant to determining the fair value of the assets or liabilities, including pricing models, discounted cash flow methodologies and similar techniques.

The carrying values of the Company’s assets and liabilities approximate their fair values.

See Note 4 for fair value measurement disclosures.

Inventory

Inventory is stated at the lower of cost or market value and accounted for using the specific identification cost method. As of June 30, 2023 and December 31, 2022, inventory primarily consists of robotic component parts from the Company’s suppliers. Management reviews its inventory for obsolescence and impairment annually and did not record a reserve for obsolete inventory for the six months ended June 30, 2023 and 2022.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Depreciation expense is recognized using the straight-line method over the estimated useful life of the asset, which is three (3) to five (5) years for office equipment and two (2) years for the Company’s robot assets. Estimated useful lives are periodically assessed to determine if changes are appropriate. Maintenance and repairs are charged to expense as incurred. When assets are retired or otherwise disposed of, the cost of these assets and related accumulated depreciation or amortization are eliminated from the balance sheets and any resulting gains or losses are included in the statement of operations in the period of disposal.

Impairment of Long-Lived Assets

The Company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

Deferred Offering Costs

The Company complies with the requirements of FASB ASC 340-10-S99-1 with regards to offering costs. Prior to the completion of an offering, offering costs are capitalized. The deferred offering costs are charged to additional paid-in capital or as a discount to debt, as applicable, upon the completion of an offering or to expense if the offering is not completed. As of June 30, 2023, the Company had capitalized $352,617 in deferred offering costs.

Convertible Instruments

U.S. GAAP requires companies to bifurcate conversion options from their host instruments and account for them as free standing derivative financial instruments according to certain criteria. The criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under otherwise applicable generally accepted accounting principles with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument. An exception to this rule is when the host instrument is deemed to be conventional as that term is described under applicable U.S. GAAP.

7

SERVE OPERATING CO.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

UNAUDITED

Revenue Recognition

The Company accounts for revenue in accordance with ASC 606 – Revenue from Contracts with Customers (“ASC 606”). The Company determines revenue recognition through the following steps:

●	Identification of a contract with a customer;
●	Identification of the performance obligations in the contract;
●	Determination of the transaction price;
●	Allocation of the transaction price to the performance obligations in the contract; and
●	Recognition of revenue when or as the performance obligations are satisfied.

Revenue is recognized when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services. As a practical expedient, the Company does not adjust the transaction price for the effects of a significant financing component if, at contract inception, the period between customer payment and the transfer of goods or services is expected to be one year or less.

To date, the Company has generated initial revenues from its delivery services as well as branding fees. For delivery services, the Company satisfies its performance obligation when the delivery is complete, which is the point in time control of the delivered product transfers to the customer. The Company recognizes branding fees over time as performance obligations are completed over the term of the agreement.

During the six months ended June 30, 2023, delivery revenue was $57,719 and branding fees were $37,750, respectively. During the six months ended June 30, 2022, delivery revenue was $14,716 and branding fees were $12,640, respectively.

Cost of Revenue

Cost of revenue consists primarily of allocations of depreciation on robot assets used for revenue producing activities, personnel time related to revenue activities, and costs related to data, software and similar costs that allow the robots to function as intended and for the Company to communicate with the robots while in service.

Sales and Marketing

Sales and marketing expenses includes personnel costs and public relations expenses. Advertising costs are expensed as incurred and included in sales and marketing expense.

Operations

Operations expenses primarily consists of costs for field operations personnel.

8

SERVE OPERATING CO.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

UNAUDITED

General and Administrative Expenses

General and administrative expenses primarily consist of personnel-related expenses for executive management and administrative functions, including finance and accounting, legal, and human resources, as well as general corporate expenses and general insurance. General and administrative expenses also include depreciation on property and equipment as well as amortization of right of use assets. These costs are expensed as incurred.

Research and Development Costs

Costs incurred in the research and development of the Company’s products are expensed as incurred. Research and development costs include product design, hardware and software costs.

Leases

In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standard Update (“ASU”) 2016 02, Leases (ASC 842). This ASU requires a lessee to recognize a right-of-use asset and a lease liability under most operating leases in its balance sheet. The ASU is effective for annual and interim periods beginning after December 15, 2021. Early adoption is permitted. The Company adopted ASC 842 on January 1, 2022 using the modified retrospective approach. The Company elected the package of practical expedients available for existing contracts, which allowed the Company to carry forward our historical assessments of lease identification, lease classification, and initial direct costs and did not require retrospective medication. The Company also elected a policy to not apply the recognition requirements of ASC 842 for short-term leases with a term of 12 months or less.

The Company determines if an arrangement is a lease, or includes an embedded lease, at inception for each contract or agreement. A contract is or contains an embedded lease if the contract meets all of the below criteria:

(i)	there is an identified asset

(ii)	the Company obtains substantially all of the economic benefits of the asset

(iii)	the Company has the right to direct the use of the asset

The Company’s operating lease agreements include office and warehouse space. ROU assets represent the right to use an underlying asset for the lease term and operating lease liabilities represent the obligation to make payments arising from the lease or embedded lease. Operating lease ROU assets and operating lease liabilities are recognized at commencement date based on the present value of the future minimum lease payments over the lease term. As most leases do not provide an implicit rate, the Company uses an incremental borrowing rate that is based on the estimated rate of interest for a collateralized borrowing of a similar asset, using a similar term as the lease payments at the commencement date. Indirect capital costs are capitalized and included in the ROU assets at commencement.

The operating lease ROU assets and operating lease liabilities include any lease payments made, including any variable amounts that are based on an index or rate, and exclude lease incentives. Variability that is not due to an index or rate, such as payments made based on hourly rates, are excluded from the lease liability. Lease terms may include options to extend or terminate the lease.

Renewal option periods are included within the lease term and the associated payments are recognized in the measurement of the operating ROU asset and operating lease liability when they are at our discretion and considered reasonably certain of being exercised. Over the lease term, the Company uses the effective interest rate method to account for the lease liability as lease payments are made and the ROU asset is amortized in a manner that results in straight-line expense recognition.

9

SERVE OPERATING CO.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

UNAUDITED

Net Loss per Share

Net earnings or loss per share is computed by dividing net income or loss by the weighted-average number of common shares outstanding during the period, excluding shares subject to redemption or forfeiture. The Company presents basic and diluted net earnings or loss per share. Diluted net earnings or loss per share reflect the actual weighted average of common shares issued and outstanding during the period, adjusted for potentially dilutive securities outstanding. Potentially dilutive securities are excluded from the computation of the diluted net loss per share if their inclusion would be anti-dilutive. As all potentially dilutive securities are anti-dilutive as of June 30, 2023 and December 31, 2022, diluted net loss per share is the same as basic net loss per share for each period. Potentially dilutive items outstanding as of June 30, 2023 and 2022 is as follows:

	June 30,
	2023	2022
Series Seed preferred stock (convertible to common stock)	3,847,756	3,847,756
Series Seed-1 preferred stock (convertible to common stock)	3,037,227	3,037,227
Series Seed-2 preferred stock (convertible to common stock)	2,599,497	2,599,497
Series Seed-3 preferred stock (convertible to common stock)	445,347	445,347
Common stock warrants	17,314	67,459
Preferred stock warrants	160,323	160,323
Convertible note payable	3,751,875	-
Stock options	1,979,800	803,687
Unvested restricted common stock issued not outstanding	410,281	-
Total potentially dilutive shares	16,249,420	10,961,296

Excluded in the table below are the number of shares that would be issuable upon the conversion of Simple Agreements for Future Equity, for which the number of shares are indeterminable.

Recently Adopted Accounting Pronouncements

Management does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying consolidated financial statements. As new accounting pronouncements are issued, the Company will adopt those that are applicable under the circumstances.

4. FAIR VALUE MEASUREMENTS

The Company’s financial assets and liabilities subject to fair value measurements on a recurring basis and the level of inputs used for such measurements were as follows:

	Fair Value Measurements as of June 30, 2023 Using:
	Level 1	Level 2	Level 3	Total
Liabilities:
Simple agreement for future equity	$-	$-	$17,054,609	$17,054,609
Derivative liability	-	-	601,000	601,000
	$-	$-	$17,655,609	$17,655,609

Simple Agreements for Future Equity

The Company measures the simple agreements for future equity at fair value based on significant inputs not observable in the market, which causes it to be classified as a Level 3 measurement within the fair value hierarchy. The valuation of the future equity obligations uses assumptions and estimates the Company believes would be made by a market participant in making the same valuation. The Company assesses these assumptions and estimates on an on-going basis as additional data impacting the assumptions and estimates are obtained. Changes in the fair value of the simple agreements for future equity related to updated assumptions and estimates are recognized within the statements of operations.

The simple agreements for future equity may change significantly as additional data is obtained, impacting the Company’s assumptions regarding probabilities of outcomes used to estimate the fair value of the liability. In evaluating this information, considerable judgment is required to interpret the data used to develop the assumptions and estimates. The estimates of fair value may not be indicative of the amounts that could be realized in a current market exchange. Accordingly, the use of different market assumptions and/or different valuation techniques may have a material effect on the estimated fair value amounts, and such changes could materially impact the Company’s results of operations in future periods.

10

SERVE OPERATING CO.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

UNAUDITED

The Company utilized a probability-weighted average approach based on the estimated market value of the underlying securities and the potential settlement outcomes of the simple agreements for future equity, including a liquidity event or future equity financing as well as other settlement alternatives. Both the market value of the underlying securities and the probability of settlement outcomes include unobservable Level 3 inputs.

As of June 30, 2023 and December 31, 2022, the Company assumed a 93% and 85% probability, respectively, of a liquidity and/or equity financing events as the primary ultimate settlement outcomes of the future equity obligations. The Company calculated the potential number of shares to be converted based on the agreement terms (see Note 7) and the Company’s respective capitalization as of June 30, 2023 and December 31, 2022.

Derivative Liability

In connection with the Company’s convertible notes, the Company recorded a derivative liability (see Note 6). The estimated fair value of the derivative liability is recorded using significant unobservable measures and other fair value inputs and is therefore classified as a Level 3 financial instrument.

The fair value of the derivative liability is valued using a probability-weighted scenario analysis utilizing the terms of the notes and assumptions regarding cash settlement, conversion to equity and alternative outcome.

During the six months ended June 30, 2023, the Company determined a 100% probability of conversion upon the Merger (see Note 11).

The following table sets forth a summary of changes in the fair value of our Level 3 financial instrument liabilities for the six months ended June 30, 2023:

	Simple	Embedded
	Agreement For	Derivative
	Future Equity	Liability	Total
Outstanding as of December 31, 2022	$13,150,745	$-	$13,150,745
Issuance of simple agreements for future equity	2,666,953	-	2,666,953
Issuance of embedded derivative liability	-	601,000	601,000
Change in fair value	1,236,911	-	1,236,911
Outstanding as of June 30, 2023	$17,054,609	$601,000	$17,655,609

5. PROPERTY AND EQUIPMENT, NET

The following is a summary of property and equipment, net:

	June 30,	December 31,
	2023	2022
Office equipment	$245,747	$245,747
Robot assets	3,561,288	3,561,288
Total	3,807,035	3,807,035
Less: accumulated depreciation	(1,361,887)	(430,608)
Property and equipment, net	$2,445,148	$3,376,427

Depreciation expense was $931,279 and $20,392 for the six months ended June 30, 2023 and 2022, respectively.

11

SERVE OPERATING CO.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

UNAUDITED

6. NOTE PAYABLE

In March 2022, the Company entered into a promissory note with Silicon Valley Bank (“SVB”) for a principal amount of $2,500,000. The note matures on March 1, 2025 and bears interest at the greater of 3.25% or prime rate. The loan had interest-only payments through September 2022, and then requires monthly principal payments of $83,333, plus interest, beginning October 2022. During the six months ended June 30, 2023, the Company made repayments totaling $500,000 and $1,750,000 remained outstanding. Interest expense was $41,287 for the six months ended June 30, 2023, all of which was paid. The note is subject to subordination related to leased assets of the Company.

In connection with the note, the Company issued SVB 50,145 warrants to purchase common stock. The warrants have an exercise price of $0.39 per share, are immediately exercisable and have a term of 12 years. The fair value of the warrant was $49,000, which was recognized as a debt discount and will be amortized to interest expense over the life of the note. During the six months ended June 30, 2023, amortization of debt discount was $8,167.

As of June 30, 2023, note payable, net of unamortized discount of $27,233, was $1,722,767.

Convertible Note Payable

In April 2023, the Company received bridge financing totaling $3,001,500 in principal for which the Company received $2,798,410 in net proceeds (the “April Notes”). As a result, the Company incurred fees of $203,090 which was recorded as a debt discount. The April Notes bear interest at 10% per annum and are payable six months from the date of the bridge financing, subject to conversion. Upon the Company’s planned reverse merger (“PIPE Offering”), the April Notes will convert into shares of common stock at a conversion price equal to 80% of the price per the PIPE offering. The April Notes are secured by the assets of the Company and are subordinated to the Company’s Silicon Valley Bank loan. Upon the closing of the Merger and the Offering (see Note 11), the outstanding principal amount of the Bridge Notes was automatically converted into 937,968 shares of our common stock at a conversion price of $3.20 per share. Furthermore, accrued interest on the April Notes were forgiven; therefore, no interest was recognized as of June 30, 2023.

The Company evaluated the terms of the conversion features of the April Notes as noted above in accordance with ASC Topic No. 815 - 40, Derivatives and Hedging - Contracts in Entity’s Own Stock, and determined they are not indexed to the Company’s common stock and that the conversion feature, which is akin to a redemption feature, meet the definition of a liability. The notes contain an indeterminate number of shares to settle with conversion options outside of the Company’s control. Therefore, the Company bifurcated the conversion feature and accounted for it as a separate derivative liability. Upon issuance of the April Notes, the Company recognized a derivative liability at a fair value of $601,000, which is recorded as a debt discount and was amortized over the life of the notes. There was no change in fair value to the derivative liability as of June 30, 2023.

As a result of the April Notes, the Company recognized an aggregate debt discount of $804,090. Through June 30, 2023, $458,539 of the debt discount was amortized to interest expense. At June 30, 2023, the outstanding balance of the April Notes, less unamortized discount of $345,551, was $2,655,949.

In connection with the April Notes, the Company granted the lender warrants to purchase common stock equal to 50% of the number of shares of common stock into which the loan is convertible into at an exercise price equal to the conversion price ($3.20 per share, see Note 11). Furthermore, the Company granted warrants to the placement agent equal to 8% of the number of shares of common stock into which April Notes, other than those purchased by insider investors, would convert at the closing of the Merger, with an exercise price equal to the conversion price ($3.20 per share, see Note 11). As the issuance of the warrants noted above were contingent on the closing of the Merger and terms were not known until the contingency was resolved, they were not considered granted until July 31, 2023 (see Note 11) and no value was recognized in the consolidated financial statements as of June 30, 2023.

Note Payable – Related Party

In June 2023, the Company issued a senior secured promissory note to its Chief Executive Officer for up to $500,000. Through June 30, 2023, the Company received $399,000 in proceeds. The note was to bear interest at 7.67% per annum and mature upon the Merger. The agreement contained a clause that the terms would be updated if subsequent notes were issued at a more favorable term. Accordingly, based on loans in July 2023 (See Note 11), notes were issued that contained a 16% exit fee. Accordingly, the terms of the note were deemed modified.

Accordingly, the Company recognized an accrued exit fee of $63,840, which was included as a debt discount and will be amortized to interest expense over the life of the loan. As of June 30, 2023, note payable - related party, net of the debt discount of $63,840, was $335,160. Subsequent to June 30, 2023, an additional $50,000 was advanced under the note.

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SERVE OPERATING CO.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

UNAUDITED

7. FUTURE EQUITY OBLIGATIONS

In 2023, the Company entered into Simple Agreements for Future Equity (“SAFE”) for aggregate purchase amounts of $2,666,953. The 2023 agreements, which provide the right of the investors to future equity in the Company, are subject to a valuation cap of $65.0 million. The agreements have a discount rate of 80%.

If there is a preferred equity financing before the termination of the SAFEs, on the initial closing of such equity financing, this SAFE will automatically convert into the number of shares of Safe Preferred Stock equal to the Purchase Amount divided by the Discount Price or Conversion Price. The Discount Price is the price per share of the Standard Preferred Stock sold in the equity financing multiplied by the Discount Rate. The Conversion Price is 1) the Safe Price or (2) the Discount Price, whichever calculation results in a greater number of shares of Safe Preferred Stock. The SAFE price is the price per share equal to the valuation cap divided by the Company’s dilutive shares outstanding. See Note 11 for conversion subsequent to June 30, 2023.

8. STOCKHOLDERS’ EQUITY

Preferred Stock

The Company has issued Series Seed, Series Seed-1, Series Seed-2 and Series Seed-3 convertible preferred stock (collectively referred to as “Preferred Stock”). As of June 30, 2023, the Company’s certificate of incorporation, as amended and restated, authorized the Company to issue a total of 10,090,150 shares of Preferred Stock, of which 4,008,079 shares were designated as Series Seed Preferred Stock, 3,037,227 shares were designated as Series Seed-1 Preferred Stock, 2,599,497 shares were designated as Series Seed-2 Preferred Stock and 445,437 shares were designated as Series Seed-3 Preferred Stock. The Preferred Stock has a par value of $0.00001 per share.

The liquidation preferences were as follows:

	June 30,	December 31,
	2023	2022
Series Seed preferred stock	$10,999,998	$10,999,998
Series Seed-1 preferred stock	3,699,950	3,699,950
Series Seed-2 preferred stock	5,674,962	5,674,962
Series Seed-3 preferred stock	1,250,000	1,250,000
	$21,624,910	$21,624,910

Transactions

In February 2022, the Company issued 320,646 shares of Series Seed Preferred Stock for gross proceeds of $999,999, or $3.12 per share.

Upon consummation of the Merger in July 2023, all shares of Serve Preferred Stock were converted into the shares of common stock of the newly merged entity.

Common Stock

After the Company’s amended to its certificate of incorporation in February 2022, the Company authorized 21,200,000 shares of common stock at $0.00001 par value as of June 30, 2023.

13

SERVE OPERATING CO.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

UNAUDITED

Restricted Common Stock

During 2022, the Company issued 420,811 shares of restricted common stock for recourse notes totaling $164,116. The shares were issued with a corresponding note receivable, a recourse loan that was collateralized by the underlying shares. The Company plans to enforce the recourse terms for the holders. As such, in accordance with ASC 505-10-45-2, the Company recognized a subscription receivable of $165,719, inclusive of interest on the note, which is included as a contra-equity on the consolidated balance sheets. The Company recorded a corresponding restricted stock award liability of $162,747 for the potential settlement if the call right for the shares of restricted common stock is exercised and unvested shares repurchased. The Company reduced the liability and increased additional paid-in capital for the value of the note associated with vested shares no longer subject to the call right. During the six months ended June 30, 2023, 7,020 shares of restricted common stock vested for a value of $6,869. As of June 30, 2023, the subscription receivable balance was $168,223 and the corresponding restricted stock award liability was $157,271.

As of June 30, 2023, inclusive of founders’ restricted stock issued in 2021, 3,963,954 shares of common stock had vested and 8,127,433 total shares of common stock were outstanding. Total issued shares of common stock were 8,537,714, which includes the shares of restricted stock issued with the recourse note.

During the six months ended June 30, 2023 and 2022, the Company recorded stock-based compensation pertaining to vesting of restricted common stock of $145,775 and $0, respectively.

During the six months ended June 30, 2023 and 2022, the Company repurchased restricted stock awards of 375,358 and 280,800 shares of common stock, respectively, for nominal value.

9. STOCK-BASED COMPENSATION

Serve Robotics 2021 Equity Incentive Plan

The Company has adopted the Serve Robotics 2021 Equity Incentive Plan (“2021 Plan”), as amended and restated, which provides for the grant of shares of stock options and stock appreciation rights (“SARs”) and restricted common shares to employees, non-employee directors, and non-employee consultants. The number of shares authorized by the 2021 Plan was 6,061,808 shares as of June 30, 2023. The option exercise price generally may not be less than the underlying stock’s fair market value at the date of the grant and generally have a term of ten years. The amounts granted each calendar year to an employee or non-employee is limited depending on the type of award. As of June 30, 2023, there were 4,082,008 shares available for grant under the 2021 Plan. Stock options granted under the 2021 Plan typically vest over a four-year period, as well as via specified milestones.

A summary of information related to stock options for the six months ended June 30, 2023 is as follows:

	Options	Weighted Average Exercise Price	Intrinsic Value
Outstanding as of December 31, 2022	1,071,946	$0.39	$-
Granted	952,678	0.60
Exercised	-	-
Forfeited	(44,824)	0.39
Outstanding as of June 30, 2023	1,979,800	$0.49	$384,542

Exercisable as of June 30, 2023	368,459	$0.41	$108,305
Exercisable as of December 31, 2022	211,730	$0.39	$-

As of June 30, 2023, the weighted average duration to expiration of outstanding options was 9.05 years.

Stock-based compensation expense for stock options of $55,097 and $20,083 was recognized under ASC 718 for the six months ended June 30, 2023 and 2022, respectively. Total unrecognized compensation cost related to non-vested stock option awards amounted to approximately $563,000 as of June 30, 2023, which will be recognized over a weighted average period of approximately 3 years.

14

SERVE OPERATING CO.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

UNAUDITED

The stock options were valued using the Black-Scholes pricing model using the range of inputs as indicated below:

	Six Months Ended
	June 30,
	2023	2022
Risk-free interest rate	3.86%	1.90%
Expected term (in years)	5.52-6.27	6.2-6.27
Expected volatility	75.0%	79.1%
Expected dividend yield	0%	0%

Warrants

See Note 6 for warrants to be issued with the April Notes.

Classification

Stock-based compensation expense for stock options was classified in the statements of operations as follows:

	Six Months Ended
	June 30,
	2023	2022
General and administrative	$21,315	$2,397
Operations	18,302	1,114
Research and development	154,185	16,220
Sales and marketing	7,070	352
	$200,872	$20,083

10. COMMITMENTS AND CONTINGENCIES

Leases – Right of Use Asset and Liability

The Company’s operating lease agreements include office and warehouse space. ROU assets represent the right to use an underlying asset for the lease term and operating lease liabilities represent the obligation to make payments arising from the lease or embedded lease. Operating lease ROU assets and operating lease liabilities are recognized at commencement date based on the present value of the future minimum lease payments over the lease term. As most leases do not provide an implicit rate, the Company uses an incremental borrowing rate that is based on the estimated rate of interest for a collateralized borrowing of a similar asset, using a similar term as the lease payments at the commencement date. Indirect capital costs are capitalized and included in the ROU assets at commencement.

The components of lease costs are as follows:

		Six Months Ended
	Financial Statement	June 30,
Type	Line Item	2023	2022
Operating lease	General and administrative	$411,770	$134,772
Total lease costs		$411,770	$134,772

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SERVE OPERATING CO.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

UNAUDITED

Supplemental cash flow information related to leases are as follows:

	Six Months Ended
	June 30,
	2023	2022
Operating cash flows paid for operating leases	$273,570	$161,418
Right-of-use assets obtained in exchange for operating lease obligations	$-	$944,188

Supplemental balance sheet information related to leases are as follows:

	June 30,	December 31,
	2023	2022
Weighted-average remaining lease term (in years)	1.81	2.30
Weighted-average discount rate	7.25%	7.25%

Finance Lease – Failed Sales-Leaseback

In November 2022, the Company entered into a lease agreement with Farnam Capital for its next-generation of robot assets. As per ASC 842-40-25-1, the transaction was considered a failed sales-leaseback and therefore the lease was accounted for as a financing agreement. In total, the Company received proceeds of $3,561,288 related to robot assets constructed with the same value that are held as collateral. The agreement calls for monthly payments through October 31, 2024 of $189,262 and required a security deposit of $378,524. During the six months ended June 30, 2023, the Company made repayments totaling $1,118,348. The outstanding liability at June 30, 2023 was $2,958,980. The Company has the option to purchase the assets at the end of the lease for 40% of the original equipment cost.

Contingencies

The Company may be subject to pending legal proceedings and regulatory actions in the ordinary course of business. The results of such proceedings cannot be predicted with certainty, but the Company does not anticipate that the final outcome arising out of any such matters will have a material adverse effect on its business, financial condition or results of operations.

11. SUBSEQUENT EVENTS

On July 31, 2023, the board of directors of Patricia and all of its pre-Merger stockholders approved a restated certificate of incorporation, which was effective upon its filing with the Secretary of State of the State of Delaware on July 31, 2023, and through which Patricia changed its name to “Serve Robotics Inc.”

On July 31, 2023, Patricia’s wholly-owned subsidiary, Acquisition Sub, merged with and into the Company. Pursuant to this transaction (the “Merger”), the Company was the surviving corporation and became Patricia’s wholly owned subsidiary, and all of the outstanding stock of Serve was converted into shares of Patricia’s common stock. All of Serve’s outstanding warrants and options were assumed by Patricia. Following the consummation of the Merger, Serve changed its name to “Serve Operating Co.”

As a result of the Merger, Patricia acquired the business of Serve and will continue the existing business operations of Serve as a public reporting company under the name Serve Robotics Inc. In accordance with “reverse merger” or “reverse acquisition” accounting treatment, the Company was determined the accounting acquirer. Patricia’s historical financial statements before the Merger will be replaced with the historical financial statements of Serve before the Merger in future filings with the SEC.

16

SERVE OPERATING CO.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

UNAUDITED

At the time the certificate of merger reflecting the Merger was filed with the Secretary of State of Delaware (the “Effective Time”), each of Serve’s shares of capital stock issued and outstanding immediately prior to the closing of the Merger was converted into the right to receive 0.8035 shares of Patricia’s common stock (the “Common Share Conversion Ratio”) (in the case of shares held by accredited investors), with the maximum number of shares of our common stock issuable to the former holders of Serve’s capital stock equal to 20,948,917 after adjustments due to rounding for fractional shares. Immediately prior to the Effective Time, an aggregate of 3,500,000 shares of Patricia’s common stock owned by its stockholders prior to the Merger were forfeited and cancelled (the “Stock Forfeiture”).

In addition, pursuant to the Merger Agreement, (i) options to purchase 1,984,951 shares of Serve’s common stock issued and outstanding immediately prior to the closing of the Merger under Serve’s 2021 Stock Plan (the “Serve Plan”) were assumed and converted into options to purchase 1,594,900 shares of Patricia’s common stock, (ii) warrants to purchase 17,314 shares of Serve’s common stock issued and outstanding immediately prior to the closing of the Merger were assumed and converted into warrants to purchase 13,911 shares of Patricia’s common stock, (iii) warrants to purchase 160,323 shares of Serve’s Series Seed preferred stock issued and outstanding immediately prior to the closing of the Merger were assumed and converted into warrants to purchase 128,819 shares of Patricia’s common stock and (iv) simple agreement for future equity (“SAFEs”) totaling $15,551,953 were converted into 4,372,613 shares of Patricia’s common stock.

Immediately following the Effective Time of the Merger, Patricia (the merged entity) sold 3,720,339 shares of its common stock in a private placement offering at a purchase price of $4.00 per share (the “Offering Price”). The private placement offering is referred to herein as the “Offering.”

The aggregate gross proceeds from the Offering were approximately $14.1 million (including the aggregate principal amount of April Notes converted as described above, and before deducting placement agent fees and expenses of the Offering, which are estimated at $1.6 million).

In addition, as a result of the foregoing, Patricia issued to the holders of the April Notes prior to their conversion, Bridge Warrants to purchase 468,984 shares of our common stock.

Secured Subordinated Promissory Notes

On July 6, 2023, Serve issued Secured Subordinated Promissory Notes (the “Promissory Notes”) to accredited investors in an aggregate principal loan amount of $750,000. Pursuant to the Promissory Notes, the loans accrued interest on the unpaid principal amount at a rate of 18.00% per annum, computed as simple interest. Each holder of the Promissory Notes was entitled to an exit fee equal to 16% of the stated principal amount of such holder’s Promissory Note, less the total amount of interest that accrued on such Promissory Note prior to the Closing of the Merger (the “Exit Fee”). Serve repaid the Promissory Notes and the Exit Fee upon the Closing of the Merger.

Management has evaluated subsequent events through August 15, 2023, the date the consolidated financial statements were available to be issued. Based on this evaluation, no additional material events were identified which require adjustment or disclosure in these consolidated financial statements.

17